                                                               EXHIBIT (d)(i)(b)

                                    RIDER TO
                         ENTERPRISE ACCUMULATION TRUST
                    RESTATED INVESTMENT ADVISER'S AGREEMENT
                            DATED SEPTEMBER 17, 2002

         This Rider made this 1st day of May 2003, is by and between Enterprise Accumulation Trust (the "Fund"), a Massachusetts trust, and Enterprise Capital Management, Inc., a Georgia corporation.

         The Agreement is hereby modified by adding to Schedule A the following:

                                             Percentage of Average Daily
                                             Closing Net Asset Values of
Name of Portfolio                            Portfolio to be Paid
-----------------                            ---------------------------

Deep Value                                   At the rate of 0.75% of the average of the daily closing net asset values of the Portfolio per year, paid monthly.

Mergers and Acquisitions                     At the rate of 0.90% of the average of the daily closing net asset values of the Portfolio per year, paid monthly.

Short Duration Bond                          At the rate of 0.45% of the average of the daily closing net asset values of the Portfolio per year, paid monthly.

         Whenever there is any conflict between this Rider and the printed part of the Agreement, the provisions of the Agreement are paramount and the Agreement shall be construed accordingly.

         IN WITNESS WHEREOF, the parties hereof have caused this Rider to be signed by their duly authorized officers and their corporate seals hereunto affixed and attested as of the date first above written.

                                       ENTERPRISE ACCUMULATION TRUST

By: /s/ CATHERINE R. McCLELLAN         By: /s/ VICTOR UGOLYN
    --------------------------             -------------------------------


                                       ENTERPRISE CAPITAL MANAGEMENT, INC.

By: /s/ CATHERINE R. McCLELLAN         By: /s/ VICTOR UGOLYN
    --------------------------             -------------------------------

                                                               EXHIBIT (d)(i)(b)


                                    RIDER TO
                          ENTERPRISE ACCUMULATION TRUST
                     RESTATED INVESTMENT ADVISER'S AGREEMENT
                            DATED SEPTEMBER 17, 2002

         This Rider made this 1st day of May 2003, is by and between Enterprise Accumulation Trust (the "Fund"), a Massachusetts trust, and Enterprise Capital Management, Inc., a Georgia corporation.

         The Agreement is hereby modified by adding to Schedule A the following:

                                    Percentage of Average Daily
                                    Closing Net Asset Values of
Name of Portfolio                   Portfolio to be Paid
-----------------                   -----------------------------------
Deep Value                          At the rate of 0.75% of the average of the
                                    daily closing net asset values of the
                                    Portfolio per year, paid monthly.

Mergers and Acquisitions            At the rate of 0.90% of the average of the
                                    daily closing net asset values of the
                                    Portfolio per year, paid monthly.

Short Duration Bond                 At the rate of 0.45% of the average of the
                                    daily closing net asset values of the
                                    Portfolio per year, paid monthly.

         Whenever there is any conflict between this Rider and the printed part of the Agreement, the provisions of the Agreement are paramount and the Agreement shall be construed accordingly.

         IN WITNESS WHEREOF, the parties hereof have caused this Rider to be signed by their duly authorized officers and their corporate seals hereunto affixed and attested as of the date first above written.

                                    ENTERPRISE ACCUMULATION TRUST


By:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
     -------------------------          ----------------------------------------



                                    ENTERPRISE CAPITAL MANAGEMENT, INC.


By:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
     -------------------------          ----------------------------------------